Exhibit 99.1

Press Release General Inquiries: (713) 783-8000 www.sanchezenergycorp.com

Sanchez Energy Reports Fourth-Quarter and Full-Year 2018 Financial and Operating Results; Provides 2019 Outlook

HOUSTON--(GLOBE NEWSWIRE)--March 1, 2019--Sanchez Energy Corporation (OTC Pink: SNEC) today reported financial and operating results for fourth-quarter and full-year 2018 and provided its outlook for 2019.  A summary of the report follows:

•	Fourth-quarter 2018 production of 79,946 barrels of oil equivalent per day (Boe/d), or 7.4 million barrels of oil equivalent (MMBoe), an increase of six percent compared to third-quarter 2018;

•	Year-end proved reserves of 380 MMBoe, an increase of approximately five percent over the prior year’s record reserves of 363 MMBoe, which represents a reserve replacement ratio of 148 percent;

•	Brought 44 wells online during fourth-quarter 2018 for a total of 217 wells brought online during full-year 2018;

•	Fourth-quarter 2018 net income of $119.4 million, compared to net income of $5.6 million in third-quarter 2018 and a net loss of $61.4 million in fourth-quarter 2017;

•	Fourth-quarter 2018 Adjusted EBITDAX (a non-GAAP financial measure) of $111.3 million, compared to $123.9 million in third-quarter 2018 and $137.4 million in fourth-quarter 2017;

•	Set preliminary 2019 capital budget at a range of $100 million to $150 million; and

•	Suspending dividends on Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock beginning with the three-month period ending March 31, 2019.

MANAGEMENT COMMENTS

“We worked diligently throughout 2018 to manage production declines and improve our understanding of the large and complex Comanche asset,” said Tony Sanchez, III, president and chief executive officer of Sanchez Energy.  “As we incorporated the results of our initial testing, early last year we reverted to a more conservative choke strategy, implemented a completion optimization strategy, and increased artificial lift conversion and workover activity across

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the entire asset base.  These initiatives began to show signs of positive impact late in the year, with fourth-quarter 2018 production coming in six percent higher than the prior quarter.

“Sanchez Energy has assembled a quality asset base, which affords us a high degree of flexibility when developing the company’s drilling, capital and strategic plans.  Throughout much of last year, we were focused on long-term organic growth in the context of rising commodity prices.  However, given the sharp downturn in oil and natural gas prices that began late last year, we are taking the prudent step of significantly reducing our drilling activity to focus on capital preservation and maximize our liquidity position, while we work to improve the balance sheet.  To that end, we have set the company’s preliminary 2019 capital budget at a range of $100 million to $150 million.  Despite the substantial reduction from 2018 levels, this lower budget for 2019 still meets all of the company’s drilling and development commitments at Catarina and Comanche for the 12-month periods that extend into this year, and is designed to improve our capital efficiency by focusing on lower risk projects and optimization opportunities.”

OPERATIONS UPDATE

During fourth-quarter 2018, the company spud 33 gross (25 net) wells, completed 40 gross (23 net) wells and brought 44 wells online, for a total of 217 wells brought online during full-year 2018.  Of the 44 wells brought online during the quarter, 26 wells were at Comanche and 18 wells were at Catarina.  Drilling activity was concentrated in Areas 3 and 5 of Comanche and the South Central and Northwest areas of Catarina.  With a heightened focus on lowering costs through a reduction in drilling time, the company drilled several wells during the quarter at a record spud-to-rig release time of less than six days.

At Comanche, completions activity was split between Area 3 and Area 5, with a majority of wells targeting the Lower Eagle Ford A or B formations.  The company is currently conducting trials involving wider well spacing while continuing with larger frac designs of 2,000 pounds of proppant and 50 barrels of fluid per foot of lateral length.

At Catarina, the company conducted trials during the quarter involving “pre-loading” as a strategy for mitigating frac interference on six parent wells.  Early results from the trials show promise, with parent wells returning to pre-frac oil and natural gas flow rates upon cleanup of water from the reservoir.  The company is evaluating further enhancements to its pre-loading strategy as part of a continuing focus on minimizing the impact of new well completions on existing production.

Consistent with the focus on improving capital efficiency, the company increased its workover activity during fourth-quarter 2018 with encouraging results.  The additional workover activity is expected to continue throughout 2019 with a primary focus on gas lift redesign.

As of Dec. 31, 2018, the company had 2,398 gross (981 net) producing wells with 39 gross wells in various stages of completion, as detailed in the following table:

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Area	Gross Producing Wells	Gross Wells Awaiting/ Undergoing Completion
Comanche	1,742	18
Catarina	460	16
Palmetto	82	5
Maverick	68	—
TMS / Other	46	—
Total	2,398	39

DRILLING AND DEVELOPMENT COMMITMENTS

As of June 30, 2018, the company achieved a 26-well drilling bank at Catarina that can be applied toward its current annual drilling commitment for the period that extends from July 1, 2018 to June 30, 2019.  The company drilled an additional 36 wells between July 1, 2018 and Dec. 31, 2018 at Catarina, resulting in a total of 62 wells toward the current annual drilling commitment of 50 wells.  Accordingly, the company has met its annual drilling commitment for the period July 1, 2018 to June 30, 2019 and has achieved a bank of 12 wells toward the next annual drilling commitment period, which begins on July 1, 2019.

As of Aug. 31, 2018, the company achieved a 30-well bank at Comanche that can be applied toward its current annual development commitment for the period that extends from Sept. 1, 2018 to Aug. 31, 2019.  The company completed and equipped an additional 27 wells at Comanche between Sept. 1, 2018 and Dec. 31, 2018, resulting in a total of 57 wells toward the current annual development commitment of 60 wells. The company’s 2019 capital budget includes the additional activity needed to meet the annual development commitment at Comanche for the period Sept. 1, 2018 to Aug. 31, 2019.

RESERVES UPDATE

Proved reserves increased to 380 MMBoe at year-end 2018, which is approximately five percent higher than the prior year’s record reserves of 363 MMBoe and represents a reserve replacement ratio of 148 percent.

PRODUCTION MIX, REVENUES AND COMMODITY PRICE REALIZATIONS

The company’s production mix during fourth-quarter 2018 consisted of approximately 33 percent oil, 35 percent natural gas liquids (NGLs) and 32 percent natural gas.  By asset area, Catarina, Comanche and Maverick/Palmetto/TMS/Other comprised approximately 56 percent, 39 percent and five percent, respectively, of the company’s total fourth-quarter 2018 production volumes.

Fourth-quarter 2018 revenues of approximately $268.7 million were three percent lower when compared to $277.7 million for third-quarter 2018 and nine percent higher when compared to $246.0 million for fourth-quarter 2017.  Adjusted Revenues, which include a $25.4 million loss on hedge settlements, were $243.3 million during fourth-quarter 2018, which is one percent lower when compared to $245.9 million for third-quarter 2018 and less than one percent

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lower when compared to $244.3 million for fourth-quarter 2017.  Adjusted Revenues is a non-GAAP financial measure that is defined and reconciled in the tables included with this press release.

Commodity price realizations, which include the impact of hedge settlements, were $55.76 per Bbl of oil, $21.87 per Bbl of NGLs, and $2.95 per thousand cubic feet (Mcf) of natural gas for fourth-quarter 2018.

CAPITAL EXPENDITURES

Capital expenditures incurred during full-year 2018 totaled approximately $593 million, of which approximately 99 percent was allocated to drilling, completion and infrastructure and one percent was allocated to leasing and business development activities.

FINANCIAL RESULTS

The company reported net income of $119.4 million for fourth-quarter 2018, which includes $140.0 million in non-cash mark-to-market gains related to commodity derivatives and a $10.1 million non-cash impairment charge.  This compares to reported net income of $5.6 million for third-quarter 2018 and a reported net loss of $61.4 million for fourth-quarter 2017.  The company’s Adjusted Loss for fourth-quarter 2018 was $29.2 million, which compares to an Adjusted Loss of $12.7 million for third-quarter 2018 and Adjusted Earnings of $23.3 million for fourth-quarter 2017.  The company’s fourth-quarter 2018 Adjusted EBITDAX of approximately $111.3 million was approximately 10 percent lower when compared to $123.9 million for third-quarter 2018 and 19 percent lower when compared to $137.4 million for fourth-quarter 2017.

The company reported net income of $85.2 million for full-year 2018, which includes $75.4 million in non-cash mark-to-market gains related to commodity derivatives and a $14.4 million non-cash impairment charge.  This compares to the company’s reported net income of $43.2 million for full-year 2017.  The company’s Adjusted Loss for full-year 2018 was $67.1 million, which compares to an Adjusted Loss of $27.5 million for full-year 2017.  For full-year 2018, the company reported Adjusted EBITDAX of $460.8 million, which is approximately 24 percent higher when compared to $372.0 million for full-year 2017.

Adjusted EBITDAX and Adjusted Earnings (Loss) are non-GAAP financial measures that are defined and reconciled in the tables included with this press release.

GENERAL AND ADMINISTRATIVE EXPENSE

The company reported general and administrative (G&A) expenses of $24.8 million in fourth-quarter 2018. G&A expenses were positively impacted during the quarter by changes in the value of non-cash equity compensation and phantom units that vest periodically in accordance with the terms of the company’s equity-based incentive awards.  Adjusted for these items, Base G&A Expense during fourth-quarter 2018 was approximately $30.1 million.

Base G&A Expense is a non-GAAP financial measure that is defined and reconciled in the tables included with this press release.

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HEDGING UPDATE

As a result of the higher commodity prices during 2018, the company paid approximately $25.4 million during fourth-quarter 2018 and $103.2 million for full-year 2018 in connection with the settlement of commodity derivatives.

On a consolidated basis, the company has hedged approximately 8,627 Bbls per day of its oil production and 48,340 million British thermal units (MMBtu) per day of its natural gas production for 2019.  For 2020, the company has hedged approximately 2,884 Bbls per day of its oil production and 18,834 MMBtu per day of its natural gas production.  Additional information on Sanchez Energy’s hedge positions can be found in the company’s documents on file with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov.

LIQUIDITY AND CREDIT FACILITIES

As of Dec. 31, 2018, the company’s liquidity was approximately $370.1 million, which consisted of $197.6 million in cash and cash equivalents and $172.5 million of combined borrowing capacity under two credit facilities:  the $25 million parent-level credit facility, which was undrawn at year-end, and the SN EF UnSub, LP (“UnSub”) revolving credit facility, which had a borrowing base and commitment amount of $315 million and $147.5 million of available borrowing capacity.  In January 2019, the company issued a letter of credit in the amount of approximately $17.1 million under the parent-level credit facility.  In February 2019, the company repaid $2.5 million of principal under the UnSub revolving credit facility.

SHARE COUNT

As of Dec. 31, 2018, the company had approximately 87.3 million common shares outstanding.  Assuming all Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock were converted, total outstanding common shares would have been approximately 99.8 million as of Dec. 31, 2018.  For the three months ended Dec. 31, 2018, the weighted average number of unrestricted common shares used to calculate the net income attributable to common stockholders, basic and diluted, which are determined in accordance with GAAP, was 82.3 million and 94.8 million, respectively.

2019 OUTLOOK

The company has set its preliminary 2019 capital budget at a range of $100 million to $150 million, which at the midpoint represents a reduction of approximately 79 percent when compared to 2018 capital expenditures of approximately $593 million.

As a result of delisting proceedings initiated by the New York Stock Exchange on Feb. 20, 2019, the company’s common stock began trading on the OTC Pink Marketplace operated by OTC Markets Group Inc. ("OTC Pink") under ticker symbol "SNEC" upon the opening of trading on Feb. 21, 2019.

The company remains committed to strengthening its balance sheet and is evaluating strategies to maximize its liquidity and reduce financial leverage.  As the company considers its strategic alternatives, the board of directors has

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elected to suspend the dividend on Sanchez Energy’s Series A Convertible Perpetual Preferred Stock and Series B Convertible Perpetual Preferred Stock, beginning with the three-month period ending March 31, 2019.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation (OTC Pink: SNEC) is an independent exploration and production company focused on the acquisition and development of oil and natural gas resources in the onshore United States, with a current focus on the Eagle Ford Shale in South Texas.  For more information about Sanchez Energy Corporation, please visit our website:  www.sanchezenergycorp.com.

FORWARD LOOKING STATEMENTS

This press release contains, and our officers and representatives may from time to time make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to future financial and operating results and returns, our strategy and plans, including future drilling plans and economic drilling zones, our ability to increase reserves and production and generate income or cash flows, service our debt and other obligations and repay or otherwise refinance such obligations when due or at maturity, our ability to keep well costs down, the benefits related to the Comanche transaction and the company’s anticipated ability to fund capital expenditures or reduce its leverage.  These statements are based on certain assumptions made by the company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management.  When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," “budget,” “forecast,” “guidance,” "profile," "model," "strategy," "future," or their negatives, other similar expressions or the statements that include those words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to the timing and extent of changes in prices of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities; our ability to successfully execute our business and financial strategies; our ability to comply with the financial and other covenants in our debt instruments, to repay our debt, and to address our liquidity needs; the extent to which we are able to engage in successful strategic alternatives to improve our balance sheet and satisfy our obligations under our debt instruments; the extent to which our drilling plans are successful in maintaining and economically developing our acreage, producing and replacing reserves and achieving anticipated production levels; our ability to replace the reserves we produce through drilling and property acquisitions; our ability to successfully integrate our various acquired assets into our operations and realize the benefits of the those acquisitions, to fully identify existing and potential issues or liabilities and to accurately estimate reserves, production and costs with respect to such assets; our ability to access the credit and capital markets to obtain financing

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on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure, debt service and other funding requirements through internally generated cash flows, asset sales and other activities; the extent to which an active market, if any, develops in the trading of our common stock in the over-the-counter markets; the effect of the anticipated delisting of our common stock from the New York Stock Exchange;  our ability to utilize the services, personnel and other assets of Sanchez Oil & Gas Corporation pursuant to an existing services agreement; Sanchez Oil & Gas Corporation’s ability to retain personnel and other resources to perform its obligations under the existing services agreement; the realized benefits of our partnerships and joint ventures, including our transactions with Sanchez Midstream Partners LP and our partnership with affiliates of The Blackstone Group, L.P.; the accuracy of reserve estimates; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; our ability to maintain the financial risks where we share with more than one party the cost of drilling, equipping, completing and operating wells, including with respect to the Comanche Acquisition; and other factors described in Sanchez Energy's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy's Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy's filings with the SEC.  Sanchez Energy's filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy's forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy's forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPANY CONTACTS:

Cameron W. George

Interim Chief Financial Officer

Cham J. King

Director, Finance & Investor Contact

(877) 847-0009

ir@sanchezenergycorp.com

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SANCHEZ ENERGY CORPORATION

KEY OPERATING STATISTICS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Production:
Oil (MBbls)	2,457	2,559	9,655	8,217
Natural gas liquids (MBbls)	2,572	2,552	9,936	8,342
Natural gas (MMcf)	13,957	14,585	55,330	54,651
Total oil equivalent (MBoe)(1)	7,355	7,542	28,813	25,667
Average Sales Price Excluding Derivatives(2):
Oil ($ per Bbl)	$61.38	$56.32	$64.63	$48.69
Natural gas liquids ($ per Bbl)	$21.87	$22.81	$23.36	$20.52
Natural gas ($ per Mcf)	$3.78	$2.99	$3.16	$3.10
Oil equivalent ($ per Boe)	$35.33	$32.62	$35.79	$28.84
Average Sales Price Including Derivatives(3):
Oil ($ per Bbl)	$55.76	$54.51	$54.26	$50.12
Natural gas liquids ($ per Bbl)	$21.87	$22.81	$23.36	$20.52
Natural gas ($ per Mcf)	$2.95	$3.20	$3.11	$3.12
Oil equivalent ($ per Boe)	$31.88	$32.40	$32.21	$29.36
Average unit costs per Boe:
Oil and natural gas production expenses(4)	$10.92	$9.81	$10.60	$9.52
Production and ad valorem taxes	$1.84	$1.32	$1.96	$1.43
Depreciation, depletion, amortization and accretion	$9.92	$8.27	$9.11	$6.90
Impairment of oil and natural gas properties	$1.38	$4.91	$0.50	$1.54

(1) Includes production associated with UnSub of approximately 2,129 MBoe and 2,417 MBoe for the three months ended December 31, 2018 and

2017, respectively, and 8,971 MBoe and 8,247 MBoe for the year ended December 31, 2018 and ten months ended December 31, 2017, respectively.

(2) Excludes the impact of derivative instrument settlements.
(3) Includes the impact of derivative instrument settlements.

(4) Includes a $5.9 million non-cash gain for the three months ended December 31, 2018 and 2017, and a $23.7 million non-cash gain for the year ended December 31, 2018 and 2017 from the amortization of the deferred gain on Western Catarina Midstream divestiture.

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS DATA (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUES:
Oil sales	$150,821	$144,133	$623,999	$400,045
Natural gas liquid sales	56,252	58,217	232,085	171,139
Natural gas sales	52,787	43,628	175,117	169,147
Sales and marketing revenues	8,803	—	25,713	—
Total revenues	268,663	245,978	1,056,914	740,331
OPERATING COSTS AND EXPENSES:
Oil and natural gas production expenses	80,330	74,012	305,515	244,461
Exploration expenses	48	—	3,295	5,755
Sales and marketing expenses	7,334	—	23,832	—
Production and ad valorem taxes	13,564	9,946	56,462	36,615
Depreciation, depletion, amortization and accretion	72,965	62,372	262,481	177,078
Impairment of oil and natural gas properties	10,127	37,018	14,386	39,574
General and administrative expenses (1)	24,803	32,557	98,002	144,401
Total operating costs and expenses	209,171	215,905	763,973	647,884
Operating income	59,492	30,073	292,941	92,447
Other income (expense):
Interest income	951	166	4,351	836
Other income (expense)	(10,468)	5,648	(8,001)	11,102
Gain on sale of oil and natural gas properties	—	—	1,528	81,955
Interest expense	(45,194)	(35,491)	(177,858)	(140,163)
Earnings from equity investments	—	—	—	779
Net gains (losses) on commodity derivatives	114,628	(62,877)	(27,756)	(6,100)
Total other income (expense)	59,917	(92,554)	(207,736)	(51,591)
Income (loss) before income taxes	119,409	(62,481)	85,205	40,856
Income tax benefit	—	1,128	—	2,336
Net income (loss)	119,409	(61,353)	85,205	43,192
Less:
Preferred stock dividends	(3,987)	(3,986)	(15,948)	(15,948)
Preferred unit dividends and distributions	(12,500)	(8,497)	(47,408)	(44,259)
Preferred unit amortization	(6,739)	(5,530)	(25,316)	(18,039)
Net income allocable to participating securities (2)(3)	(6,190)	—	—	—
Net income (loss) attributable to common stockholders	$89,993	$(79,366)	$(3,467)	$(35,054)

Net income (loss) per common share - basic	$1.09	$(1.01)	$(0.04)	$(0.46)
Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - basic	82,257	78,804	81,764	75,608
Net income (loss) per common share - diluted	$0.99	$(1.01)	$(0.04)	$(0.46)
Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - diluted (4)(5)(6)	94,777	78,804	81,764	75,608

(1) Inclusive of non-cash stock-based compensation benefit of $2.1 million and expense of $5.6 million for the three months ended December 31, 2018 and 2017, respectively and expense of $0.8 million and $22.9 million for the years ended December 31, 2018 and 2017, respectively.

(2) The company’s restricted shares of common stock are participating securities.

(3) For the years ended December 31, 2018, and 2017 and for the three months ended December 31, 2017, no losses were allocated to participating restricted stock because such securities do not have a contractual obligation to share in the company’s losses.

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(4) The three months ended December 31, 2017 excludes 988,096 shares of weighted average restricted stock and 12,520,179 shares of common stock resulting from an assumed conversion of the Company's Series A Preferred Stock and Series B Preferred Stock from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive.

(5) The year ended December 31, 2018 excludes 2,540,922 shares, respectively, of weighted average restricted stock and 12,520,179 shares of common stock resulting from an assumed conversion of the Company's Series A Preferred Stock and Series B Preferred Stock from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive.

(6) The year ended December 31, 2017 excludes 2,755,893 shares of weighted average restricted stock and 12,520,179 shares of common stock resulting from an assumed conversion of the Company's Series A Preferred Stock and Series B Preferred Stock and 100,000 contingently issuable shares from the calculation of the denominator for diluted loss per common share as these shares were anti-dilutive.

(7) The three months ended December 31, 2018 excludes 1,919,847 shares of weighted average restricted stock from the calculation of the denominator for diluted net income per common share as these shares were anti-dilutive.

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SANCHEZ ENERGY CORPORATION

CONSOLIDATED BALANCE SHEET (unaudited)

(in thousands, except per share amounts)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$197,613	$184,434
Oil and natural gas receivables	87,222	101,396
Joint interest billings receivables	33,263	22,569
Accounts receivable - related entities	6,099	4,491
Fair value of derivative instruments	15,714	16,430
Other current assets	33,070	21,478
Total current assets	372,981	350,798
Oil and natural gas properties, on the basis of successful efforts accounting:
Proved oil and natural gas properties	3,792,431	3,130,407
Unproved oil and natural gas properties	328,643	398,605
Total oil and natural gas properties	4,121,074	3,529,012
Less: Accumulated depreciation, depletion, amortization and impairment	(1,761,949)	(1,501,553)
Total oil and natural gas properties, net	2,359,125	2,027,459

Other assets:
Fair value of derivative instruments	12,102	1,428
Investments (Investment in SNMP measured at fair value of $3.9 million and $25.2 million as of December 31, 2018 and 2017, respectively)	16,664	38,462
Other assets	59,088	52,488
Total assets	$2,819,960	$2,470,635
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,382	$14,994
Other payables	74,628	81,970
Accrued liabilities:
Capital expenditures	61,970	85,340
Other	102,728	84,794
Fair value of derivative instruments	706	56,190
Short term debt	304	23,996
Other current liabilities	75,581	115,244
Total current liabilities	348,299	462,528
Long term debt, net of premium, discount and debt issuance costs	2,395,408	1,930,683
Asset retirement obligations	46,175	36,098
Fair value of derivative instruments	366	17,474
Other liabilities	21,407	65,480
Total liabilities	2,811,655	2,512,263
Commitments and contingencies
Mezzanine equity:
Preferred units ($1,000 liquidation preference, 500,000 units authorized; 500,000 units issued and outstanding as of December 31, 2018 and 2017, respectively)	452,828	427,512
Stockholders' equity:
Preferred stock ($0.01 par value, 15,000,000 shares authorized; 1,838,985 shares issued and outstanding as of December 31, 2018 and 2017 of 4.875% Convertible Perpetual Preferred Stock, Series A; 3,527,830 shares issued and outstanding as of December 31, 2018 and 2017 of 6.500% Convertible Perpetual Preferred Stock, Series B, respectively)	53	53
Common stock ($0.01 par value, 300,000,000 shares authorized; 87,328,424 and 83,984,827 shares issued and outstanding as of December 31, 2018 and 2017, respectively)	881	845
Additional paid-in capital	1,367,427	1,362,118
Accumulated deficit	(1,812,884)	(1,832,156)
Total stockholders' deficit	(444,523)	(469,140)
Total liabilities and stockholders' deficit	$2,819,960	$2,470,635

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted EBITDAX

(in thousands)

“Adjusted EBITDAX” is a non‑GAAP financial measure that is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table presents a reconciliation of our net income (loss) to Adjusted EBITDAX:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2018	2017	2018	2018	2017

Net income (loss)	$119,409	$(61,353)	$5,598	$85,205	$43,192
Adjusted by:
Interest expense	45,194	35,491	44,154	177,858	140,163
Net (gains) losses on commodity derivative contracts	(114,628)	62,877	28,286	27,756	6,100
Net settlements received (paid) on commodity derivative contracts	(25,350)	(1,659)	(31,784)	(103,205)	13,141
Exploration expense	48	—	2,698	3,295	5,755
Depreciation, depletion, amortization and accretion	72,965	62,372	67,944	262,481	177,078
Impairment of oil and natural gas properties	10,127	37,018	3,117	14,386	39,574
Non-cash stock-based compensation (benefit) expense	(2,086)	5,572	(1,399)	792	22,909
Acquisition and divestiture costs included in general and administrative	35	1,834	—	778	30,527
Income tax benefit	—	(1,128)	—	—	(2,336)
Gains on sale of oil and natural gas properties	—	—	—	(1,528)	(81,955)
(Gains) losses on other derivatives	(5,963)	3,603	736	(700)	1,551
(Gains) losses on investments	18,437	(1,099)	11,657	21,798	871
Amortization of deferred gain on Western Catarina Midstream Divestiture	(5,930)	(5,929)	(5,930)	(23,720)	(23,720)
Interest income	(951)	(166)	(1,130)	(4,351)	(836)
Adjusted EBITDAX(1)	$111,307	$137,433	$123,947	$460,845	$372,014

(1) UnSub component of Adjusted EBITDAX was approximately 31 percent, 30 percent, and 32 percent respectively, for the three months ended

December 31, 2018, and 2017 and September 30, 2018 and 35 percent and 33 percent, respectively, for year ended December 31, 2018 and ten months ended December 31, 2017.

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted Earnings (Loss)

(in thousands, except share data)

We present “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) attributable to common stockholders,” non-GAAP financial measures, in addition to our reported net income (loss) in accordance with U.S. GAAP.  This information is provided because management believes exclusion of the impact of the items included in our definition of Adjusted Earnings (Loss) below will help investors compare results between periods, identify operating trends that could otherwise be masked by these items and highlight the impact that commodity price volatility has on our results.  Adjusted Earnings (Loss) is not intended to represent cash flows for the period, nor is it presented as a substitute for net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  Our Adjusted Earnings (Loss) may not be comparable to similarly title measures of another company because all companies may not calculate Adjusted Earnings (Loss) in the same manner.

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The following table presents a reconciliation of our net income (loss) to Adjusted Earnings (Loss):

	Three Months Ended December 31,		Three Months Ended, September 30	Year Ended December 31,
	2018	2017	2018	2018	2017
Net income (loss)	$119,409	$(61,353)	$5,598	$85,205	$43,192
Less:
Preferred stock dividends	(3,987)	(3,986)	(3,987)	(15,948)	(15,948)
Preferred unit dividends and distributions	(12,500)	(8,497)	(12,500)	(47,408)	(44,259)
Preferred unit amortization	(6,739)	(5,530)	(6,458)	(25,316)	(18,039)
Net income (loss) attributable to common shares and participating securities	96,183	(79,366)	(17,347)	(3,467)	(35,054)
Plus:
Net (gains) losses on commodity derivatives contracts	(114,628)	62,877	28,286	27,756	6,100
Net settlements received (paid) on commodity derivative contracts	(25,350)	(1,659)	(31,784)	(103,205)	13,141
Impairment of oil and natural gas properties	10,127	37,018	3,117	14,386	39,574
Non-cash stock-based compensation (benefit) expense	(2,086)	5,572	(1,399)	792	22,909
Acquisition and divestiture costs included in general and administrative	35	1,834	—	778	30,527
Gains on sale of oil and natural gas properties	—	—	—	(1,528)	(81,955)
(Gains) losses on other derivatives	(5,963)	3,603	736	(700)	1,551
(Gains) losses on investments	18,437	(1,099)	11,657	21,798	871
Amortization of deferred gain on Western Catarina Midstream Divestiture	(5,930)	(5,929)	(5,930)	(23,720)	(23,720)
Tax impact of adjustments to net loss (1)	—	413	—	—	(1,490)
Adjusted Earnings (Loss)	(29,175)	23,264	(12,664)	(67,110)	(27,546)
Adjusted Loss allocable to participating securities (2)	—	(1,453)	—	—	—
Adjusted Earnings (Loss) attributable to common stockholders	$(29,175)	$21,811	$(12,664)	$(67,110)	$(27,546)

Weighted average number of shares used to calculate net income (loss) attributable to common stockholders - basic and diluted	82,257	78,804	77,453	81,764	75,608

(1)  The tax impact is computed by utilizing the company’s effective tax rate on the adjustments to reconcile net income (loss) to Adjusted Loss.

(2) The company's restricted shares of common stock are participating securities.

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Adjusted Revenues

(in thousands)

We present Adjusted Revenues, a non-GAAP financial measure, in addition to our reported revenues in accordance with U.S. GAAP.  We define “Adjusted Revenues” as total revenues plus net settlements received (paid) on commodity derivatives. The company believes Adjusted Revenues provides investors with helpful information with respect to the performance of the company's operations and management uses Adjusted Revenues to evaluate its ongoing operations and for internal planning and forecasting purposes. Our Adjusted Revenues may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted Revenues in the same manner.

The following table presents a reconciliation of our total revenues to Adjusted Revenues:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2018	2017	2018	2018	2017
Total Revenues	$268,663	$245,978	$277,710	$1,056,914	$740,331
Net settlements received (paid) on commodity derivatives	(25,350)	(1,659)	(31,784)	(103,205)	13,141
Adjusted Revenues	$243,313	$244,319	$245,926	$953,709	$753,472

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SANCHEZ ENERGY CORPORATION

Non-GAAP Reconciliation – Base G&A Expense

(in thousands)

We present Base G&A Expense, a non-GAAP financial measure, in addition to reported general and administrative expenses in accordance with GAAP.  We define “Base G&A Expense” as general and administrative expenses less non-cash and non-recurring items (as detailed below).  The company has included Base G&A Expense in this press release because this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period.  Our Base G&A may not be comparable to similarly titled measures of another company because all companies may not calculate Base G&A in the same manner.

The following table presents a reconciliation of our general and administrative expenses to Base G&A Expense:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total general and administrative expenses	$24,803	$32,557	$98,002	$144,401
Less:
Stock-based compensation (non-cash) - restricted stock benefit (expense)	2,086	(5,572)	(792)	(22,909)
Stock-based compensation - phantom units benefit (expense)	3,222	(3,632)	1,756	(17,388)
Acquisition and divestiture costs included in general and administrative expenses	(35)	(1,834)	(778)	(30,527)
Base G&A Expense	$30,076	$21,519	$98,188	$73,577

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